Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Samuel Katz, Chief Executive Officer and Director of TZP Strategies Acquisition Corp. (the “Company”) certify that, to the best of my knowledge:

(1)

The Annual Report on Form 10-K of the Company for the year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2022

/s/ SAMUEL KATZ
Samuel Katz
Chief Executive Officer and Director
(Principal Executive Officer)